                                                                     EXHIBIT 3.1




                          CERTIFICATE OF INCORPORATION

                                       OF

                        CLARK/BARDES ORGANIZATION, INC.

         THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

                                       I.

         The name of the corporation is Clark/Bardes Organization, Inc.

                                      II.

         The street address of the initial registered office of the corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

                                      III.

         The purpose for which the corporation is organized is the transaction of any or all lawful acts and activities for which corporations may be incorporated under the General Corporation Law of the State of Delaware.

                                      IV.

         The aggregate number of shares of capital stock which the corporation shall have authority to issue is 21,000,000, of which (1) 20,000,000 shares shall be common stock, par value $0.01 per share; and (2) 1,000,000 shares shall be preferred stock, par value $0.01 per share. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

                                       V.

         The board of directors may determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each class of capital stock and of each series within any such class and may increase or decrease the number of shares within each such class or series; provided, however, that the board of directors may not decrease the number of shares within a class or series to less than the number of shares within such class or series that are then issued and may not increase the number of shares within a series above the total number of authorized shares of the applicable class for which the powers, designations, preferences and rights have not otherwise been set forth herein.

                                      VI.

         The name and address of the incorporator is as follows:

                       Name                       Address
                       ----                       -------

         Alex Frutos                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       1700 Pacific Avenue, Suite 4100
                                       Dallas, Texas 75201-4618

                                      VII.

         The board of directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The term of the initial Class I directors shall terminated on the date of the 1999 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2000 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2001 annual meeting. At each succeeding annual meeting of stockholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following persons shall thereupon serve as directors of the corporation in the designated class until the first annual meeting of stockholders or until their successors are duly elected and qualified:

                          Name                              Address                  Class
                          ----                              -------                  -----
         W.T. Wamberg                      2121 San Jacinto, Suite 2200              Class III
                                                   Dallas, Texas 75201-7906

         Lawrence H. Hendrickson           2121 San Jacinto, Suite 2200              Class II
                                                   Dallas, Texas 75201-7906

         Melvin G. Todd                    2121 San Jacinto, Suite 2200              Class I
                                                   Dallas, Texas 75201-7906

         Randolph Pohlman                  2121 San Jacinto, Suite 2200              Class III
                                           Dallas, Texas 75201-7906

         L. William  Seidman               2121 San Jacinto, Suite 2200              Class II
                                           Dallas, Texas 75201-7906

                                     VIII.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article by the stockholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the corporation at the time of such repeal or amendment.

                                      IX.

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the corporation upon such terms as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article by the stockholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

                                       X.

         No contract or other transaction between the corporation and any other corporation and no other acts of the corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or any other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

         Any contract, transaction, act of the corporation or of the directors, which shall be ratified at any annual meeting of the stockholders of the corporation, or at any special meeting of the stockholders of the corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

         Subject to any express agreement which may from time to time be in effect, any stockholder, director or officer of the corporation may carry on and conduct in his own right and for his own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business which competes with the business of the corporation and shall be free in all such capacities to make investments in any kind of property in which the corporation may make investments.

                                      XI.

         Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

                                      XII.

         Election of directors need not be by written ballot. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt the original bylaws of the corporation, to amend or repeal the bylaws or to adopt new bylaws, subject to any limitations which may be contained in such bylaws. The affirmative vote of at least a majority of the entire board of directors shall be required to adopt, amend, alter or repeal the bylaws. The bylaws may also be adopted, amended, altered or repealed by the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares entitled to vote at an election of directors.

                                     XIII.

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed in this certificate of incorporation, the bylaws, or the Delaware General Corporation Law, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this certificate of incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this certificate of incorporation inconsistent with the purpose and intent of Articles VII, XI and XII of this certificate of incorporation or this Article XIII.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the incorporator has executed this Certificate of Incorporation on the 9th day of June, 1998.

                                             INCORPORATOR



                                             /s/ ALEX FRUTOS
                                             -----------------------------------
                                             Alex Frutos